LivePerson Announces First Quarter 2017 Financial Results

-- Extends Lead in Messaging with Multiple New Wins --

-- Holds Customer Care Industry’s First AI & Bots Summit; Launches LiveEngage for Bots --

-- On Target to Complete LiveEngage Platform Transition in 2017 --

NEW YORK, May 10, 2017 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of mobile and online business messaging solutions, today announced financial results for the first quarter ended March 31, 2017.

Highlights
Total revenue in the first quarter of 2017 was $50.9 million, compared to the previously issued guidance range of $50.0 million to $51.0 million. Within total revenue, business operations (B2B) revenue for the first quarter of 2017 was $46.7 million and revenue from consumer operations was $4.2 million.

LivePerson signed a total of 74 deals in the quarter, which includes the addition of 25 new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer held steady above $200,000.

"We shifted back to a focus on growth in the first quarter,” said CEO Robert LoCascio. “Our selling activity accelerated back to pre-migration levels, we signed multiple new messaging deals, and we generated a record average selling price. The breadth and sophistication of our enterprise-class LiveEngage platform affords LivePerson a clear lead as we aim to transform customer care. Our focus is to extend this lead and capitalize on the enormous potential of messaging plus bots and AI. The filled-to-capacity AI and bots summit we held just last week, where we launched LiveEngage for Bots and unveiled our integration with several bot & AI vendors, provides yet another reference point for our unique market position and thought leadership."

Customer Expansion
During the first quarter, the Company signed contracts with the following new customers:

•	A leading broadband provider to the United Kingdom

•	One of the premier subscription music providers

•	A global provider of corporate travel services

•	One of the largest national lending institutions

•	A top 10 rental car company
The Company also expanded business with:

•	Qantas, Australia's largest domestic and international airline

•	A multi-billion dollar financial services company

•	Leading telecommunications providers in Europe and Asia

•	A global provider of auto finance services

•	A leading luxury online department store

Net Loss and Adjusted Net Income
Net loss for the first quarter of 2017 was $5.7 million or $0.10 per share, as compared to a net loss of $2.7 million or $0.05 per share in the first quarter of 2016. Adjusted net income for the first quarter of 2017 was $0.5 million or $0.01 per share, as compared to adjusted net income of $1.4 million or $0.03 per share in the first quarter of 2016. Adjusted net income excludes amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments.
Net loss in the first quarter of 2017 and first quarter of 2016 included net non-recurring expenses of $2.1 million ($0.05 per share) and $0.4 million ($0.01 per share), respectively, primarily related to IP litigation costs.
Adjusted EBITDA
Adjusted EBITDA for the first quarter of 2017 was $3.3 million or $0.06 per share, as compared to $4.7 million or $0.08 per share in the first quarter of 2016. Adjusted EBITDA excludes provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $51.7 million at March 31, 2017, including $4.0 million of cash being used as collateral for foreign currency hedging instruments. The Company utilized approximately $3.1 million of cash from operations, reflecting typical first quarter cash flow patterns, and incurred capital expenditures of approximately $2.7 million. The Company also spent approximately $1.0 million to repurchase shares of its common stock during the first quarter of 2017. As of March 31, 2017, approximately $19.2 million remained available for purchases under the previously announced stock repurchase program.
Financial Expectations
The Company is raising the low end of its previously issued 2017 revenue guidance range to $204 million from $201 million due to a solid start to the year and continued progress toward completing the platform transition to LiveEngage. Updated revenue guidance for full-year 2017 is now $204 million to $209 million.

Guidance for LivePerson's 2017 profit measures are unchanged, and the Company remains on track to reduce 2017 expenses by $16.0 million to $19.0 million as compared to 2016, excluding one-time, restructuring, and non-cash items.

Efforts to wind down the legacy infrastructure and align on LiveEngage are proceeding slightly ahead of plan. Therefore, LivePerson now expects to pull forward into the second quarter $0.3 million to $0.5 million of the $2.3 million to $2.5 million of restructuring and severance charges previously scheduled for the third quarter of 2017. Depending on our progress, additional portions of the planned third quarter charges may be recognized in the second quarter.

The Company's detailed financial expectations are as follows:

Second Quarter 2017

Guidance
Revenue (in millions)	$51.0 - $52.0
GAAP net loss per share	$(0.12) - $(0.10)
Adjusted net income per share	$0.01 - $0.02
Diluted adjusted EBITDA per share	$0.06 - $0.07
Adjusted EBITDA (in millions)	$3.3 - $4.2
Fully diluted share count	56.5 million

Full Year 2017

	Updated Guidance	Previous Guidance
Revenue (in millions)	$204.0 - $209.0	$201.0 - $209.0
GAAP net loss per share	$(0.40) - $(0.31)	$(0.40) - $(0.31)
Diluted adjusted net income per share	$0.07 - $0.12	$0.07 - $0.12
Diluted adjusted EBITDA per share	$0.30 - $0.37	$0.30 - $0.37
Adjusted EBITDA (in millions)	$17.3 - $21.3	$17.3 - $21.3
Fully diluted share count	56.8 million	56.8 million

Other Full Year 2017 Assumptions

•	A negative foreign exchange impact on revenue of approximately $3.0 million

•	Estimated one-time and restructuring charges of $2.7 million to $3.1 million ($0.05 per share) tied to winding down the Legacy offering and realigning around our LiveEngage strategy

•	Estimated one-time legal expense of $6.0 million to $6.5 million ($0.11 per share) related to litigation

•	Amortization of purchased intangibles of approximately $4.7 million

•	Stock-based compensation expense of approximately $10.5 million

•	Depreciation of approximately $10.5 million

•	Cash taxes paid of $1.0 million to $3.0 million. Adjusted net income tax rate of approximately 35%

•	Capital expenditures of approximately $14.5 million

*Changes to Future and Historical Presentation of Non-GAAP Financial Measures
Note that in 2017, the Company updated the methodology for calculating adjusted net income. Whereas the Company previously incorporated the GAAP tax rate into its calculation, the Company now starts with GAAP pre-tax profit (loss), add back restructuring, one-time and non-cash expenses, and then applies a standardized 35% tax rate.

The goal of the revised calculation is to limit the volatility of GAAP tax rate fluctuations and to more closely align non-GAAP taxes with cash taxes. A full reconciliation of 2016 adjusted net income under the historical and updated methodologies is available on the Supplemental First Quarter Earnings Presentation that you may find on the investor relations section of the Company's web site at http://www.liveperson.com/company/ir.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended
	March 31,
	2017	2016
Cost of revenue	$75	$10
Sales and marketing	654	630
General and administrative	662	852
Product development	522	827
Total	$1,913	$2,319

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended
	March 31,
	2017	2016
Cost of revenue	$959	$697
Amortization of purchased intangibles	472	924
Total	$1,431	$1,621

Supplemental First Quarter 2017 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter 2017 on the investor relations section of the Company’s web site at http://www.liveperson.com/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its first quarter 2017 financial results during a teleconference today, May 10, 2017. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "99028560."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "99028560." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) is a leading provider of cloud-based mobile and online business messaging solutions, enabling a meaningful connection between brands and consumers. LiveEngage, the Company’s enterprise-class platform, empowers consumers to stop wasting time on hold with 1-800 numbers, and instead message their favorite brands, just as they do with friends and family. More than 18,000 businesses, including Adobe, Citibank,

HSBC, EE, IBM, L'Oreal, Orange, PNC and The Home Depot rely on the unparalleled intelligence, security and scalability of LiveEngage to reduce costs, increase lifetime value and create meaningful connection with consumers.

For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges; and adjusted net income, or net income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the market for digital engagement technology; our ability to retain existing clients and attract new clients; potential adverse impact due to foreign currency exchange rate fluctuations; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; our ability to effectively operate on mobile devices; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our ability to retain key personnel, attract new personnel and to manage staff attrition; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$50,919	$55,464

Costs and expenses:
Cost of revenue	13,781	15,864
Sales and marketing	21,700	22,676
General and administrative	9,692	9,529
Product development	9,958	9,214
Restructuring costs	240	—
Amortization of purchased intangibles	472	924
Total costs and expenses	55,843	58,207

Loss from operations	(4,924)	(2,743)

Other income, net	320	634

Loss before provision for income taxes	(4,604)	(2,109)

Provision for income taxes	1,072	554

Net loss	$(5,676)	$(2,663)

Net loss per share of common stock:
Basic	$(0.10)	$(0.05)
Diluted	$(0.10)	$(0.05)

Weighted-average shares used to compute net loss per share:
Basic	55,975,093	56,386,003
Diluted	55,975,093	56,386,003

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2017		2016
Reconciliation of Adjusted EBITDA (1):
GAAP net loss	$(5,676)		$(2,663)
Add/(less):
Amortization of purchased intangibles	1,431		1,621
Stock-based compensation	1,913		2,319
Depreciation	2,793		3,167
Other non-recurring costs	1,824	(2)	384	(4)
Restructuring costs	240	(3)	—
Provision for income taxes	1,072		554
Other income, net	(320)		(634)
Adjusted EBITDA (1)	$3,277		$4,748
Diluted adjusted EBITDA per common share	$0.06		$0.08

Weighted average shares used in diluted adjusted EBITDA per common share	56,259,082		56,590,125

Reconciliation of Adjusted Net Income: (6)
Pre-tax GAAP loss (6)	$(4,604)		$(2,109)
Add/(less):
Amortization of purchased intangibles	1,431		1,621
Stock-based compensation	1,913		2,319
Other non-recurring costs	1,824	(2)	384
Restructuring costs	240	(3)	—
Pre-tax adjusted net income	804		2,215
Income tax effect of non-GAAP items	(281)	(5)	(775)	(5) (6)
Adjusted net income	$523		$1,440
Diluted adjusted net income per common share	$0.01		$0.03

Weighted average shares used in diluted adjusted net income per common share	56,259,082		56,590,125

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

(2) Includes litigation costs of $1.8 million for the three months ended March 31, 2017.
(3) Includes severance costs of $0.1 million and wind down costs of legacy platform of $0.1 million for the three months ended March 31, 2017.
(4) Includes litigation costs of $0.4 million for the three months ended March 31, 2016.
(5) The Company's non-GAAP income tax effect for the current period uses a long-term projected tax rate of 35%.
(6) During 2017, the Company updated the methodology for calculating adjusted net income. In 2016, the Company incorporated the GAAP tax rate into the calculation, whereas in 2017, the Company now starts the calculation with GAAP pre-tax (loss) income, then adds back amortization, stock-based compensation, other non-recurring, restructuring, and then applies a standardized 35% tax rate. The prior period, March 31, 2016, was adjusted to conform to the current period presentation.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Reconciliation of Net Cash (Used In) Provided By Operating Activities:
Adjusted EBITDA (1)	$3,277	$4,748
Add/(less):
Changes in operating assets and liabilities	(6,057)	(2,882)
Provision for doubtful accounts	451	385
Provision for income taxes	(1,072)	(554)
Deferred income taxes	(21)	(181)
Other income, net	320	634
Net cash (used in) provided by operating activities	$(3,102)	$2,150

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	June 30, 2017	December 31, 2017
Projected Reconciliation of Adjusted EBITDA:
GAAP net loss	$(6,700) - $(6,100)	$(22,800) - $(17,600)
Add/(less):
Amortization of purchased intangibles	1,400	4,700
Stock-based compensation	2,800	10,500
Depreciation	2,500	10,500
Other non-recurring costs	1,800 - 2,000	8,700 - 9,600
Provision for income taxes	1,500 - 1,600	5,700 - 3,600
Adjusted EBITDA	$3,300 - $4,200	$17,300 - $21,300

Projected Reconciliation of Adjusted Net Income:
Pre-tax GAAP loss	$(5,200) - $(4,700)	$(17,100) - $(14,000)
Add/(less):
Amortization of purchased intangibles	1,400	4,700
Stock-based compensation	2,800	10,500
Other non-recurring costs	1,800 - 2,000	8,700 - 9,600
Pre-tax adjusted income	800 - 1,500	6,800 - 10,800
Non-GAAP income tax effect	(300) - (500)	(2,400) - (3,800)
Adjusted net income	$500 - $1,000	$4,400 - $7,000

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,759	$50,889
Cash held as collateral	3,978	3,962
Accounts receivable, net	28,687	31,823
Prepaid expenses and other current assets	8,061	5,477
Total current assets	88,485	92,151

Property and equipment, net	29,057	28,397
Intangibles, net	15,189	16,510
Goodwill	80,278	80,245
Deferred tax assets, net	792	773
Other assets	1,562	1,562
Total assets	$215,363	$219,638

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,170	$7,288
Accrued expenses and other current liabilities	31,871	40,250
Deferred revenue	33,087	27,145
Total current liabilities	71,128	74,683

Other liabilities	3,044	3,147
Deferred tax liability	3,582	3,332
Total liabilities	77,754	81,162

Commitments and contingencies
Total stockholders' equity	137,609	138,476
Total liabilities and stockholders' equity	$215,363	$219,638

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com